EXHIBIT 32

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of New World Brands, Inc. (the “Company”) on Form 10-QSB for the period ended November 30, 2005 as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), the undersigned, David Rudden, President and Chief Executive Officer of the Company, and Mark Weber, Chief Financial Officer of the Company, each certify pursuant to 18 U.S.C. Section 1350, that to the best of our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of New World Brands, Inc.

Date: January 13, 2006	By:	/s/ David Rudden
David Rudden
President and Chief Executive Officer

Date: January 13, 2006	By:	/s/ Mark A. Weber
Mark A. Weber
Chief Financial Officer